Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8

(No. 33-22846) of Seacoast Banking Corporation of Florida of our report dated June 25, 2004 relating to the financial statements of the Retirement Savings Plan for Employees of First National Bank and Trust Company of the Treasure Coast, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

West Palm Beach, Florida

June 25, 2004